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                                                                  EXHIBIT 5.1

                            FULBRIGHT & JAWORSKI
                                    L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP       HOUSTON
                           1301 MCKINNEY, SUITE 5100            WASHINGTON, D.C.
                           HOUSTON, TEXAS  77010-3095               AUSTIN
                                                                 SAN ANTONIO
TELEPHONE: 713/651-5151                                             DALLAS
TELEX: 76-2829                                                     NEW YORK
FACSIMILE: 713/651-5246                                           LOS ANGELES
                                                                    LONDON
                                                                    ZURICH
                                                                   HONG KONG



                                 June 9, 1994



Quanex Corporation
1900 West Loop South, Suite 1500
Houston, Texas  77027

Gentlemen:

             We have acted as counsel for Quanex Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 750,000 shares of the Company's common stock, $.50 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1993 Employee Stock Option and Restricted Stock Plan (the "Plan").

             In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

             We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

             The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware.





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Quanex Corporation
June 9, 1994
Page 2




             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/  Fulbright & Jaworski L.L.P.
                                           -----------------------------------
                                                FULBRIGHT & JAWORSKI L.L.P.